PROTEGE ASSOCIATES SDN BHD (200401037256 (675762-H))
SUITE C-09-12, PLAZA MONT' KIARA
2 JALAN KIARA, MONT' KIARA
50480 KUALA LUMPUR, MALAYSIA
GEN +603 6201 9301 FAX +603 6201 7302
www.protege.com.my

Protégé
ASSOCIATES
BRAND | FINANCE | MARKET

Date: 10 December 2024

TMD Energy Limited
B-10-06, Block B, Plaza Mont Kiara
No. 2, Jalan Kiara, Mont Kiara
50480 Kuala Lumpur
Wilayah Persekutuan, West Malaysia

Re: Consent of Protégé Associates Sdn Bhd

Ladies and Gentlemen,

We understand that TMD Energy Limited (the "Company") plans to file a registration statement on Form F-1 (the "Registration Statement") with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the "Proposed IPO").

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry report titled "Independent Market Research Report on the Oil and Gas Services and Equipment Industry in Malaysia" (the "Report"), and any subsequent amendments to the Report, as well as the citation of the Report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the "SEC Filings"), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and (vi) in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

Yours faithfully

For and on behalf of
Protégé Associates Sdn Bhd

Name: **Seow Cheow Seng**
Title: **Managing Director**